EXHIBIT 99.1

MINDSPEED® DELIVERS RECORD REVENUES IN ITS FISCAL
2008 SECOND QUARTER; AT HIGH END OF GUIDANCE RANGE

Revenues Increased Approximately 3 Percent Sequentially to $36.2 Million Driven
Primarily by Record Shipments of Multiservice Access Processors for Voice-over-IP (VoIP)

NEWPORT BEACH, Calif., April 8, 2008 – Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced that fiscal 2008 second quarter revenues increased approximately 3 percent sequentially to a record $36.2 million, at the high end of the guidance range of $34.2 million to $36.4 million it provided on January 28, 2008.  The revenue growth was driven primarily by record revenues from the company’s multiservice access processors for VoIP.

In its fiscal 2008 second quarter the company delivered positive non-GAAP operating income and positive non-GAAP cash flow consistent with its prior guidance.

Mindspeed will announce full results for its fiscal 2008 second quarter on April 21, 2008.

The company also announced that stockholders at its April 7, 2008 annual meeting approved a proposal authorizing the board of directors to implement at its discretion a reverse stock split of the company’s common stock at a ratio of between one-for-three and one-for-eight shares.

About Mindspeed Technologies®

Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide-area networks.

The company’s three key product families include high-performance analog transmission and switching solutions, multiservice access voice-over-IP processors designed to support voice and data services across wireline and wireless networks and WAN communication products such as T/E carrier transmission devices and ATM/MPLS network processors.

-more-

Mindspeed’s products are used in a wide variety of network infrastructure equipment, including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.

To learn more, visit us at www.mindspeed.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include statements regarding potential trends and future performance of the company’s business units.  These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements.  These risks and uncertainties include, but are not limited to: market demand for the company’s new and existing products and its ability to increase revenues; the company’s ability to maintain operating expenses within anticipated levels; the company’s ability to further generate cash; availability and terms of capital needed for the company’s business; constraints in the supply of wafers and other product components from the company’s third-party manufacturers; the company’s ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; the company’s ability to attract and retain qualified personnel; successful development and introduction of new products; the company’s ability to successfully integrate acquired businesses and realize the anticipated benefits from such acquisitions; the company’s ability to obtain design wins and develop revenues from them; pricing pressures and other competitive factors; industry consolidation; order and shipment uncertainty; changes in customers’ inventory levels and inventory management practices; fluctuations in manufacturing yields; product defects; and intellectual property infringement claims by others and the ability to protect the company’s intellectual property.  Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, as well as similar disclosures in the company’s subsequent SEC filings.  Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

###